                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   JUNE 30, 2000




                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                    0-14680              06-1047163
(State or other jurisdiction of      (Commission file         (IRS employer
 incorporation or organization)           number)         identification number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500

Throughout this report:

     - GENZ Stock refers to the Genzyme General Division Common Stock , $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme General Division;

     - GZMO Stock refers to the Genzyme Molecular Oncology Division Common Stock , $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme Molecular Oncology Division;

     - GZSP Stock refers to the Genzyme Surgical Products Division Common Stock , $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme Surgical Products Division; and

     - GZTR Stock refers to the Genzyme Tissue Repair Division Common Stock , $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme Tissue Repair Division.

ITEM 5.  OTHER EVENTS.

PURPOSE OF THIS REPORT

          The purpose of this Current Report is to report upon the filing with the Secretary of the Commonwealth of the Commonwealth of Massachusetts by Genzyme Corporation and the effectiveness of an amendment to our corporate charter modifying the terms of three of the four series of our common stock. Specifically, the amendment:

     - modifies and makes consistent the provisions governing the treatment of shares of GZMO, GZSP and GZTR Stock upon a sale of all or substantially all of the corresponding division's assets;

     - adds provisions for GZMO Stock and GZTR Stock, consistent with the existing provisions governing GZSP Stock, permitting our board of directors to exchange all shares of GZMO and/or GZTR Stock for GENZ Stock at no premium in the event that a change in federal tax law or regulations results or has the potential to result in adverse tax treatment of our tracking stock structure;

     - adds provisions for GZMO Stock and GZTR Stock, consistent with the existing provisions governing GZSP Stock, which, in the event that a change in federal tax law or regulations results or has the potential to result in adverse tax treatment of our tracking stock structure, would permit:

          -- our stockholders, voting together as a single class, to eliminate special voting rights; and

          -- our board of directors to modify or eliminate certain exchange provisions;

     - adds provisions permitting Genzyme to "spin off" Genzyme Molecular Oncology, Genzyme Surgical Products or Genzyme Tissue Repair to the holders of tracking stock associated with that division; and

     - modifies the provisions governing generally the contents of notices to our stockholders regarding exchanges of or distributions on our tracking stock.

         The discussion below describes the terms of all series of our common stock as amended.

                      DESCRIPTION OF GENZYME COMMON STOCK

OVERVIEW OF GENZYME'S "TRACKING STOCK" CAPITAL STRUCTURE

    Under its current capital structure, Genzyme has four series of common stock--GENZ Stock, GZMO Stock, GZSP Stock and GZTR Stock--which are referred to as "tracking stocks." Our tracking stock is common stock of Genzyme that, unlike typical common stock, is designed to track the financial performance of a specific subset of our company's business operations and the related pool of assets, rather than operations and assets of the entire company. For instance, operations and assets dedicated to Genzyme's cancer treatment business are referred to as the Genzyme Molecular Oncology division. That division is not a separate company or legal entity; consequently, the division does not and could not issue stock. Instead, GZMO Stock is a series of Genzyme common stock with terms intended to tie the value of the GZMO Stock primarily to the operations and assets allocated to Genzyme Molecular Oncology.

    The chief mechanism intended to cause a Genzyme tracking stock, including the proposed GZBX Stock, to track the financial performance of its corresponding division are provisions in the company's charter. The charter, for example, limits the size of potential dividends that the board would otherwise be permitted to declare on a share of stock by reference to the net asset value and earnings and losses of a particular division.

    The charter also contains a mandatory payment provision governing the GZMO, GZSP and GTR Stock. If all or substantially all of the assets allocated to one of those divisions are sold to a third party, then Genzyme must redeem or pay a dividend on the corresponding tracking stock. The redemption or dividend payment must equal in value the net after-tax proceeds for the sale. Alternatively, rather than make a redemption or dividend payment, the board can exchange the stock associated with the division for GENZ Stock at a 10% premium to the tracking stock's average market price following announcement of the sale. Genzyme aids the investor in evaluating the net worth and earnings performance of each division by

    - first, defining in the charter, those assets, liabilities and operations that will initially comprise the division,

    - then, publishing quarterly financial statements that break out the assets and liabilities and results of operations of each tracked division for the reported periods.

    The financial statements include audited annual and unaudited quarterly financial statements and separate management's discussion and analysis for each division and Genzyme Corporation.

    The separate financial statements do not represent any physical segregation of assets among divisions or separate division accounts. They are an accounting presentation only, for the purpose of permitting investors to assess the financial performance of the assets and operations allocated to each division.

    The board has also adopted a set of policies for handling financial transactions among divisions and between divisions and third parties. The main purpose of these policies is to provide for consistent management and accounting of transactions. The policies are also publicly disclosed to assist investor financial analysis. The board retains the discretion to revise these policies at any time.

    While tracking stock is designed to reflect a division's performance, it remains common stock of the entire company. Therefore, a tracking stockholder is a common stockholder, subject to risks of investing in the business, assets and liabilities of Genzyme as a whole. For instance, the assets devoted to each division are subject to company-wide claims of creditors, product liability plaintiffs and stockholder litigation. Also, in the event of a Genzyme liquidation, insolvency or similar event, a tracking stockholder would have no direct claim against the assets allocated to the tracked division; the stockholder would only have the rights of a common stockholder in the combined assets of Genzyme and would be subject to our charter's provisions regarding allocation of liquidation units among divisions, as discussed more fully below under the heading "Liquidation Rights."

DIVIDENDS

    Genzyme can declare and pay dividends on a series of its common stock only in amounts permitted by its charter, and only if it has funds legally available for that purpose. Under Massachusetts state law, Genzyme can pay a dividend if it is solvent, would remain solvent after paying the dividend, and the payment would not violate its charter. Subject to these limitations, Genzyme's board may, in its sole discretion, declare and pay dividends exclusively on any series of its common stock in equal or unequal amounts.

    Genzyme's charter sets the amount available for dividends on a tracking stock. The amount available is the excess of either:

    - the fair value of the net assets allocated to the tracking stock's corresponding division; or, if greater,

    - the equity amount initially allocated to that division as adjusted to reflect:

     -- the net income or loss attributable to the division;

     -- any dividends or other distributions, including by reclassification or exchange, declared or paid on shares of capital stock attributable to the division, excluding those paid to holders of the same such capital stock;

     -- repurchases or issuances of capital stock attributed to the division;
        and

     -- any other adjustments made to stockholders' equity of the division consistent with GAAP;

    over the sum of:

    - the total par value of all outstanding shares of capital stock attributed to the division; and

    - unless Genzyme's charter permits otherwise, the total amount of preferential payments that would be due to holders of preferred stock attributable to the division, if any, upon Genzyme's dissolution less that preferred stock's aggregate par value and any amount needed by the division to pay debts allocated to the division as they become due.

    If the above-described available dividend amount is less than would otherwise be available under Massachusetts law, assuming that the division were a separate corporation, then the greater amount permitted by law shall be the available dividend amount.

EXCHANGE OF GZMO STOCK, GZSP STOCK AND GZTR STOCK

    Genzyme may exchange any series of its tracking stock, other than GENZ Stock, for cash, securities (other than Genzyme common stock), other property and/or GENZ Stock upon the terms described below.

OPTIONAL EXCHANGE

    Under Genzyme's charter, the board may, at any time, exchange all outstanding shares of GZMO Stock, GZSP Stock or GZTR Stock for any combination of cash and/or GENZ Stock having a fair market value equal to 130% of the fair market value of the series to be exchanged. Fair market value will be determined as of the day Genzyme first publicly announces the exchange.

     Genzyme could exercise the optional exchange at any future time if its board determines that considering current facts and circumstances, an equity structure consisting of several series of common stock is no longer in the best interests of all of its stockholders. Genzyme may make an exchange, however, at a time that is disadvantageous to the holders of a particular series of its common stock. The board's right to exchange at any time all outstanding shares of GZMO Stock, GZSP Stock or GZTR Stock for any combination of cash and/or GENZ Stock with a fair market value 30% greater than the fair market value of the stock being exchanged does not prevent the board from offering to exchange the shares on other terms. Although the holders of the shares to be exchanged would have to approve any alternative offer, Genzyme could make the offer on terms less favorable than those of this optional exchange program.

    If at any time Genzyme receives an opinion of tax counsel that an "adverse tax event" has occurred due to a "tax law change," Genzyme may exchange the GZMO, GZSP, or GZTR Stock for GENZ Stock, and not for cash, at its fair market value. This means that the holders of the GZSP Stock would not receive any premium in the exchange.

    The phrase "adverse tax event," with respect to any series of Genzyme's common stock, means an event making it more likely than not, for U.S. federal income tax purposes, that:

    - Genzyme or its stockholders are, or will be in the future, taxed upon issuance of shares of that series; or

    - shares of that series or GENZ Stock are not, or will not be in the future, treated solely as Genzyme's common stock.

    The phrase "tax law change" means either:

    - any enactment of or change in federal, state or other tax laws or regulations, including any proposed changes announced by a legislative committee or administrative agency; or

    - any official or administrative pronouncement, action or judicial decision interpreting or applying the tax laws or regulations.

    For purposes of tax counsel's opinion, it may be assumed that any legislative or administrative proposals will be adopted or enacted as proposed.

    A third optional exchange provision provides that at any time at which all of the assets allocated to a division (excluding Genzyme General)--and only those assets--are held by a wholly-owned subsidiary (or subsidiaries) of Genzyme, the board can redeem all of the division's corresponding outstanding stock in exchange for the subsidiary's stock. This type of transaction is commonly referred to as a "spin off" of a line of business to existing shareholders. The end result, in the case of GZMO Stock, for example, would be that Genzyme Molecular Oncology would exist as a separate corporate entity, owned by stockholders who had formerly held GZMO Stock. If at the time of the spin off, any shares of tracking stock corresponding to the spun off division were designated for the benefit of Genzyme General, then an appropriate number of shares of the spun off corporation would be issued to Genzyme and allocated to Genzyme General.

MANDATORY EXCHANGE

    Under Genzyme's charter, following the sale of all or substantially all of Genzyme Molecular Oncology's, Genzyme Surgical Product's or Genzyme Tissue Repair's assets, as the case may be, Genzyme's board would be required to authorize, chosen in its sole discretion, one of the following mandatory payments to holders of the tracking stock corresponding to the sold division:

    - PAYMENT METHOD 1. A pro rata dividend payment of cash, securities (other than Genzyme common stock) or other property to the tracking stockholders corresponding to that division in an amount equal to the after-tax net proceeds of the sale.

    - PAYMENT METHOD 2. A redemption of all or a portion of the outstanding stock corresponding to that division. If all of the assets allocated to the division were sold, Genzyme would redeem all outstanding stock corresponding to that division for cash, securities (other than Genzyme common stock) or other property in an amount equal to the sale's net proceeds. If substantially all (but not all) of the assets allocated to the division were sold, Genzyme would redeem a pro rata portion of the stock corresponding to that division in an amount equal to the sale's net proceeds.

    - PAYMENT METHOD 3. An exchange of each share of stock corresponding to that division for shares of GENZ Stock equal to 110% of the average closing price of that stock. The average closing price of each stock would be calculated during the 10-day trading period beginning on the fifth trading day AFTER Genzyme's announcement of the sale's estimated net proceeds.

    The board's decision may be made at any time prior to 20 business days after the date Genzyme announces the estimated net proceeds received from the sale. The redemption or dividend payment under methods 1 and 2 described above could be in the form of cash, securities or other property, but not Genzyme common stock, and need not be in the same form as the cash, securities and/or other property paid by the third party purchasing the assets allocated to the division. An exchange under method 3, on the other hand, could be completed only with GENZ Stock.

    To determine the amount of cash, securities or other property distributable to the stockholders after the sale of the division's associated assets, two calculations would be made. First, the net proceeds of the sale would be computed. Net proceeds would equal the gross proceeds of the sale, less taxes, transactional costs, liabilities allocated to another Genzyme division because of the sale, and amounts payable to any holders of preferred stock that corresponds to the division. Second, the amount of net proceeds allocable for distribution to the tracking stockholders associated with the division would be calculated. This amount is the product of the net proceeds multiplied by a fraction. The fraction equals the outstanding shares of the division's corresponding tracking stock divided by the sum of those outstanding shares plus the division's corresponding shares then designated for the benefit of Genzyme General. (For an explanation of designated shares, see "GZMO Designated Shares, GZSP Designated Shares and GZTR Designated Shares" below.)

    In establishing a value to the cash, property and/or securities that comprise the gross proceeds of a sale:

    - cash will be valued at face value;

    - securities will be valued at the average of their intra-day high and low trading prices (or if there is no market for the security, at their fair value determined by Genzyme's board) on the date of the sale; and

    - property, other than cash and securities, will be valued at its fair value on the date of the sale, as determined by Genzyme's board.

    Similarly, the value of cash, property and/or securities (other than GENZ Stock distributed under Payment Method 3) distributed to stockholders will be established the same way as of the date of the sale. Interest earned up until the record date on any cash net proceeds distributed to stockholders will be included in that distribution payment.

    Genzyme's board must announce the estimated net proceeds of the sale no later than 20 business days after the sale is completed. Within 20 business days following that announcement, the board must choose and announce which of the three payment methods it will use. Within 60 business days after the announcement of the payment method selected, Genzyme must complete the distribution to stockholders.

    Under the terms of the GZMO Stock, GZSP Stock and GZTR Stock, there are four types of asset sales that would not trigger a mandatory payment to those division's corresponding stockholders:

    - a sale of assets to an entity controlled, as determined by the board, by Genzyme;

    - a sale of assets primarily for equity in a buyer that Genzyme's board determines is engaged primarily in a business similar or complementary to that of the division;

    - a distribution to a division's corresponding tracking stockholders of Genzyme's equity interest (which is allocated entirely to that division) in one or more Genzyme subsidiaries that hold all of the assets allocated to that division (and only those assets)--namely, a "spin off" of Genzyme's ownership interest of the division to that division's corresponding stockholders; and

       - a sale of the assets allocated to a division conditioned on the affirmative vote of that division's corresponding tracking stockholders voting together as a single class.

TERMINATION OF CASH EXCHANGE FEATURE

    Under Genzyme's charter, if Genzyme receives an opinion of tax counsel at any time that, because of a tax law change, its right to exchange GZMO, GZSP or GZTR Stock for cash would cause an adverse tax event, then Genzyme's board may by majority vote elect to terminate its right to exchange that tracking stock for cash. If Genzyme's board elects to terminate this right, then that tracking stock will only be exchangeable for GENZ Stock, and not for cash. In the case of the mandatory exchange feature, elimination of the cash exchange right would result in the mandatory exchange provision requiring Genzyme to exchange the tracking stock corresponding to the division whose associated assets are being sold into shares of GENZ Stock based on both stocks' fair market value as of the date of the sales announcement and at no premium.

VOTING RIGHTS

    Stockholders of all series of Genzyme's common stock vote together as one class on all matters on which common stockholders generally are entitled to vote, including the election of directors. The following chart shows the number of votes per share to which each series of common stock is entitled on such matters, as well as each series' relative voting power based on the number of shares outstanding on March 31, 2000:

                                                         NUMBER OF VOTES PER SHARE   APPROXIMATE PERCENTAGE
SERIES                              SHARES OUTSTANDING   (UNTIL DECEMBER 31, 2000)   OF TOTAL VOTING POWER
------                              ------------------   -------------------------   ----------------------
GENZ Stock........................      84,777,979                  1.00                      88.7%
GZMO Stock........................      13,624,432                  0.08                       1.1
GZSP Stock........................      14,900,715                  0.61                       9.4
GZTR Stock........................      28,654,782                  0.06                       1.8

    You can calculate the percentage of a series' total voting power at any time, by dividing that series' number of votes by the total number of votes held by all series. On January 1, 2001 and on January 1st every two years afterward, Genzyme's charter requires it to adjust the number of votes per share to which GZMO Stock, GZSP Stock and GZTR Stock are entitled as follows:

                           fair market value of a share of GZMO Stock
Number of votes per   =    ---------------------------------------
share of GZMO Stock        fair market value of a share of GENZ Stock

                           fair market value of a share of GZSP Stock
Number of votes per   =    ---------------------------------------
share of GZSP Stock        fair market value of a share of GENZ Stock

                           fair market value of a share of GZTR Stock
Number of votes per   =    ---------------------------------------
share of GZTR Stock        fair market value of a share of GENZ Stock

    If no shares of GENZ Stock are outstanding on that date, then of the series that are outstanding, the one with the highest fair market value per share becomes the "base" series. That series becomes the denominator in the formula above and has one vote per share. Each other series then has the number of votes per share determined under the above formulas, after replacing GENZ Stock in the denominator with the new base series.

    Genzyme's charter provides for adjustment of the voting rights of the GZMO Stock, GZSP Stock and the GZTR Stock to avoid dilution of any series' voting rights in the event the outstanding shares of any series are subdivided or combined by stock split, reverse stock split, reclassification or otherwise, or a stock dividend or distribution is issued to stockholders of that series. If shares of only one series are outstanding, or if shares of any series are entitled to vote separately as a class, each share of that series will have one vote.

    The purpose of the periodic adjustments to the relative voting rights of each series is to ensure that a holder's voting rights more closely reflect the market value of the holder's investment in Genzyme. These adjustments to voting rights may influence the investment activities of an investor interested in acquiring and maintaining a fixed percentage of Genzyme's voting power. The adjustments will limit the ability of an investor in one series to obtain for the same consideration more or less voting power per share than investors in another series. If the relative market values of each series of common stock change before the first adjustment or in between any adjustments an investor in one series may acquire relatively more or less voting power for the same consideration when compared with investors in another series.

    While generally all Genzyme common stockholders vote together as a single class, Genzyme's charter requires that holders of a series affected by any of the following proposals approve the proposal at a meeting at which both a quorum is present and the votes in favor of the proposal exceed those against it:

    - to allow any proceeds from a disposition of the properties or assets allocated to a division to be used in the business of another division without fair compensation;

    - to allow any properties or assets allocated to a division to be used in the business of another division or to declare or pay any dividend or distribution on any series of common stock not attributed to that division without fair compensation;

    - to issue shares of any series of common stock without allocating the proceeds of the issuance to the division represented by that series except, however, for "designated" shares;

    - to change the rights or preferences of any series in a manner that affects the series adversely; or

    - to effect any merger or business combination in which (a) stockholders of all series together will no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation, and
      (b) stockholders of all series will not receive the same form of consideration, distributed among stockholders in proportion to the market capitalization of each series of Genzyme's common stock as of the date of the first public announcement of the merger or business combination.

    If, however, Genzyme receives an opinion of tax counsel at any time that, because of a tax law change, the special voting rights described above would cause an adverse tax event, then Genzyme may, by vote of a majority of all of its common stock outstanding voting as one class--without need of an additional, separate series vote--eliminate the special voting rights of the GZMO, GZSP and/or GZTR Stock.

    Under Massachusetts law, any amendment to Genzyme's charter that would adversely alter or change the powers, preferences or special rights of any series of common stock must be approved by a majority of the outstanding shares of each affected series, voting together as a single class.

    The following types of charter amendments are considered to adversely affect a series of stock under Massachusetts law:

    - alteration or abolishment any of any preferential right of stock having preferences;

    - creation, alteration or abolishment of any redemption right of the stock;

    - alteration or abolishment of any preemptive right of the stock;

    - creation or alteration (other than abolishment) of any restriction on transfer of the stock; and

    - exclusion or limitation of the stockholder's right to vote on a matter except a limitation by virtue of voting rights given to new shares being authorized of a new or existing class of stock.

    Massachusetts law does not currently provide for any other separate voting rights for a series of common stock. Consequently, because most matters brought to a stockholder vote will require only the approval of a majority of all of Genzyme's outstanding capital stock entitled to vote and because the GENZ stockholders currently have more than the number of votes required to approve a matter, GENZ stockholders currently are in a position to control the outcome of most votes.

LIQUIDATION RIGHTS

    If Genzyme voluntarily or involuntarily dissolves, liquidates or winds up its affairs, common stockholders will be entitled to receive any net assets remaining for distribution after Genzyme has satisfied or made provision for its debts and obligations and for payment to any stockholders with preferential rights to receive distributions of its net assets. Genzyme will distribute any remaining assets to common stockholders on a per share basis in proportion to each series' respective per share liquidation units. Common stockholders will have no direct claim against any particular assets of Genzyme or its subsidiaries. Each series has the following number of liquidation units per share:

                                                 NUMBER OF
SERIES                                       LIQUIDATION UNITS
------                                      --------------------
GENZ Stock................................          100
GZMO Stock................................           25
GZSP Stock................................           61
GZTR Stock................................           58

    Genzyme will adjust the liquidation units of the GZMO Stock, the GZSP Stock and the GZTR Stock only to avoid dilution in the aggregate liquidation rights of any series in the event the outstanding shares of any series are subdivided or combined by stock split, reverse stock split, reclassification or otherwise, or a dividend or distribution is given to stockholders of that series. A merger or business combination or a sale of all or substantially all of its assets will not be treated as a liquidation.

    Genzyme may not, however, without approval from each series voting as a separate class, effect a merger or business combination involving Genzyme that results in:

    - stockholders of all series no longer owning, directly or indirectly, at least 50% of the voting power of the surviving corporation; and

    - stockholders of each series not receiving the same form of consideration distributed among stockholders in proportion to the market capitalization of each series of common stock as of the date of the first public announcement of the merger or business combination.

GZMO DESIGNATED SHARES, GZSP DESIGNATED SHARES AND GZTR DESIGNATED SHARES

    Designated shares are authorized but unissued shares which Genzyme's board may from time to time issue, sell or otherwise distribute without allocating the proceeds or other benefits of the issuance, sale or distribution to the division tracked by the shares. Until the shares are issued by Genzyme's board, designated shares are not outstanding shares of stock, and, therefore, may not receive dividends and cannot be voted by Genzyme.

GZMO DESIGNATED SHARES

    On March 31, 2000, there were 1,688,237 GZMO designated shares, which, if issued, would represent 11.0% of the outstanding shares of GZMO Stock. The number of GZMO designated shares, from time to time will be:

    - adjusted to reflect subdivisions or combinations by stock split, reverse stock split or otherwise of the GZMO Stock and dividends or distributions of shares of GZMO Stock to GZMO stockholders and other reclassifications of GZMO Stock;

    - decreased by

       - the number of any designated shares of GZMO Stock that Genzyme issues;

       - the number of any shares of GZMO Stock issued upon the exercise or conversion of securities convertible into GZMO Stock that are attributed to Genzyme General; and

       - the number of any shares of GZMO Stock that Genzyme issues as a dividend or distribution or by reclassification, exchange or otherwise to GENZ stockholders; and

    - increased by

       - the number of any outstanding shares of GZMO Stock that Genzyme repurchases, the consideration for which was paid by Genzyme General; and

       - the number of shares of GZMO Stock equal to the fair value, as determined by Genzyme's board, of assets or properties allocated to Genzyme General that are reallocated to Genzyme Molecular Oncology (excluding reallocations that represent sales at fair value between those divisions) divided by the fair market value of one share of GZMO Stock on the date of that reallocation.

GZSP DESIGNATED SHARES

    On March 31, 2000, there were 1,164,839 GZSP designated shares, which, if issued, would represent 7.3% of the outstanding shares of GZSP Stock. Up until the completion of the recapitalization, the number from time to time may be:

    - adjusted to reflect subdivisions or combinations by stock split, reverse stock split or otherwise of the GZSP Stock and dividends or distributions of shares of GZSP Stock to GZSP stockholders and other reclassifications of GZSP Stock; and

    - decreased by

       - the number of any designated shares of GZSP Stock that Genzyme issues;

       - the number of any shares of GZSP Stock issued upon the exercise or conversion of securities convertible into GZSP Stock that are attributed to Genzyme General; and

       - the number of any shares of GZSP Stock Genzyme issued as a dividend or distribution or by reclassification, exchange or otherwise to GENZ stockholders; and

    - increased by

       - the number of any outstanding shares of GZSP Stock that Genzyme repurchases, the consideration for which was paid by Genzyme General;

       - the number of shares of GZSP Stock equal to the fair value, as determined by Genzyme's board, of assets or properties allocated to Genzyme General that are reallocated to Genzyme Surgical Products (excluding reallocations that represent sales at fair value between those divisions) divided by the fair market value of one share of GZSP Stock as of the date of that reallocation; and

       - the number of shares of GZSP Stock equal to (1) the aggregate fair market value of any shares of GENZ Stock issued to the limited partners of Genzyme Development Partners in connection with Genzyme's exercise on behalf of Genzyme Surgical Products of its purchase option to reacquire all of the limited partnership interests of that partnership divided by (2) the fair market value of one share of GZSP Stock on the date of the exercise.

GZTR DESIGNATED SHARES

    On March 31, 2000, there were 2,976,993 GZTR designated shares, which, if issued, would represent 9.4% of the outstanding shares of GZTR Stock. Up until the completion of the recapitalization that number from time to time will be:

    - adjusted as appropriate to reflect subdivisions or combinations by stock split, reverse stock split or otherwise of the GZTR Stock and dividends or distributions of shares of GZTR Stock to GZTR stockholders and other reclassifications of GZTR Stock; and

    - decreased by

       - the number of any designated shares of GZTR Stock that Genzyme issues;

       - the number of any shares of GZTR Stock issued upon the exercise or conversion of securities convertible into GZTR Stock that are attributed to Genzyme General; and

       - the number of any shares of GZTR Stock issued as a dividend or distribution or by reclassification, exchange or otherwise to GENZ stockholders; and

    - increased by

       - the number of any outstanding shares of GZTR Stock that Genzyme repurchases, the consideration for which was paid by Genzyme General; and

       - the number of shares of GZTR Stock equal to the fair value, as determined by Genzyme's board, of assets or properties allocated to Genzyme General that are reallocated to Genzyme Tissue Repair (excluding reallocations that represent sales at fair value between those divisions), divided by the fair market value of one share of GZTR Stock on the date of the reallocation.

    Genzyme's charter prohibits it from taking any action that would reduce the number of designated shares of any series of common stock below zero.

    Whenever Genzyme issues or sells additional shares of any series of common stock, Genzyme will identify:

    - the number of shares issued and sold for account of a particular division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of that division; and

    - the number of shares issued and sold from the designated shares of GZMO Stock, GZSP Stock, and/or GZTR Stock.

    If Genzyme repurchases outstanding shares of GZMO Stock, GZSP Stock or GZTR Stock, Genzyme will identify the number of shares that are repurchased for consideration that was derived from Genzyme General and the number of designated shares may increase accordingly.

DETERMINATIONS BY GENZYME'S BOARD

    Any determination made by Genzyme's board in good faith under any of the provisions described above will be final and binding on all stockholders.

"ANTI-TAKEOVER" PROVISIONS

CONTRACTUAL MEASURES

    Genzyme's charter and by-laws contain provisions that could discourage potential takeover attempts and prevent stockholders from changing Genzyme's management. For example, Genzyme's board is authorized to issue shares of common stock and preferred stock in series, enlarge the board's size and fill any vacancies on the board. Also, stockholders face restrictions on calling a special meeting of stockholders, bringing business before an annual meeting and nominating candidates for election as directors. Genzyme also has agreements with some of its officers that contain change of control provisions.

    In addition, Genzyme has a stockholder rights plan. Under the plan, each outstanding share of Genzyme's common stock carries with it a right, currently unexercisable, that if triggered permits the holder to purchase large amounts of Genzyme's or any successor entity's securities at a discount and/or trade those purchase rights separately from the common stock. The rights are triggered when a person acquires, or makes a tender or exchange offer to acquire, 15% of Genzyme's common stock's voting power. The plan, however, prohibits the 15%-acquiror, or its affiliates, from exercising its Genzyme shares' purchase rights. As a result, the acquiror's interest in Genzyme is substantially diluted.

    The rights are described more completely in a rights agreement between Genzyme and American Stock Transfer & Trust Company as rights agent. The agreement is an exhibit to Genzyme's Form 8-A/A filed with the SEC on June 11, 1999, and is incorporated in this document by reference.

BUSINESS COMBINATION STATUTE

    Under the Massachusetts Business Combination statute, if a person acquires 5% or more of the outstanding voting stock of a Massachusetts corporation without the approval of its board of directors, that person becomes an interested stockholder and he or she may not engage in business combination transactions with the corporation for three years. There are exceptions to this prohibition, including:

    - if the board of directors approves the acquisition of stock or the transaction before the time that the person became an interested stockholder;

    - if the interested stockholder acquires 90% of the outstanding voting stock of the company, excluding voting stock owned by directors who are also officers and some employee stock plans, in one transaction; or

    - if the transaction is approved by the board and by two-thirds of the outstanding voting stock not owned by the interested stockholder.

    Genzyme is subject to the Massachusetts Business Combination statute unless it elects, with stockholder approval, not to be. Genzyme has not elected to be exempt and does not currently intend to do so.

CONTROL SHARE ACQUISITION STATUTE

    The Massachusetts Control Share Acquisition statute provides that each and any time a person offers to acquire, or acquires, shares of stock permitting it to control at least 20%, 33 1/3% or a majority of the voting power of a corporation, it cannot vote those acquired shares unless the acquiror obtains the approval of a majority in interest of the shares held by all stockholders, excluding shares held by the acquiror, officers of the corporation, and directors who are also employees of the corporation. The statute does not require that the acquiror have already purchased the shares before the stockholder vote.

    As permitted under Massachusetts law, Genzyme has elected not to be governed by the Massachusetts Control Share Acquisition statute. However, the statute permits Genzyme's board to elect at a future date to be governed by the statute by amending the company's by-laws accordingly. Any such amendment, however, would apply only to acquisitions that occur after the effective date of the amendment.

TRANSFER AGENT AND REGISTRAR

    American Stock Transfer & Trust Company is the registrar and transfer agent for each series of Genzyme's common stock. Its telephone number is
(212) 936-5100.

          DESCRIPTION OF GENZYME'S MANAGEMENT AND ACCOUNTING POLICIES

OVERVIEW

    Because each of Genzyme's operating divisions is part of a single company, Genzyme's board has adopted policies to address issues that may arise among divisions and to govern the management of and the relationships between each division. The issues addressed by the policies include:

    - the financing of each division;

    - competition among the divisions;

    - inter-divisional business transactions;

    - access to technology and know-how;

    - corporate opportunities; and

    - the allocation of debt, corporate overhead, interest, taxes and other charges among the divisions.

    Summarized below are the policies as they relate to Genzyme's four divisions. We recommend that you read the full text of the policies, which is filed as Exhibit 3 hereto, and is incorporated herein by reference. With a few exceptions that are noted, Genzyme's board may modify or rescind the policies, or adopt additional policies, in its sole discretion without approval of the stockholders, subject only to the board's fiduciary duty to Genzyme's stockholders.

PURPOSE OF GENZYME GENERAL, GENZYME MOLECULAR ONCOLOGY, GENZYME SURGICAL PRODUCTS AND GENZYME TISSUE REPAIR

    The purpose of Genzyme General is to develop and market therapeutic products and diagnostic services and products. The purpose of Genzyme Molecular Oncology is to create a focused, integrated oncology business that will develop and commercialize novel therapeutic and diagnostic products and services based on molecular tools and genomic information. The purpose of Genzyme Surgical Products is to create a business with a comprehensive approach to and portfolio of devices, biomaterials, biotherapeutics and other products for the field of biosurgery. The purpose of Genzyme Tissue Repair is to create a business with a comprehensive approach to the field of tissue repair by developing and commercializing a portfolio of novel products for the treatment and prevention of serious tissue injury (excluding products developed on behalf of Genzyme Development Partners).

    In addition to the programs initially assigned to each of the divisions, Genzyme expects that the product and service portfolio of each division will expand through the addition of complementary programs, products and services developed either internally or externally, including outside of Genzyme. Genzyme will operate and manage each of the divisions similarly to Genzyme General except as provided in the policies.

REVENUE ALLOCATION AND RECOGNITION

    Genzyme credits revenues received from third parties in connection with the products and services allocated to a particular division. When products and services that are normally sold by a division to third parties are used by other divisions, Genzyme records interdivisional revenue and interdivisional purchases, which Genzyme describes in detail in its policy "Other Interdivisional Transactions."

EXPENSE ALLOCATION

    Genzyme charges all direct expenses to the division that has incurred the expenses. Genzyme's policy "Other Interdivisional Transactions" addresses expenses other than direct expenses.

ASSET ALLOCATION

    Genzyme allocates assets that are exclusively dedicated to the production of goods and services of a particular division to that division. Genzyme addresses the use of production assets by more than one division in its policy "Other Interdivisional Transactions."

TAX ALLOCATIONS

    Genzyme allocates income taxes to each division based upon the financial statement income, taxable income, credits and other amounts properly allocable to it under generally accepted accounting principles as if it were a separate taxpayer. As of the end of any fiscal quarter, however, if a division cannot use any projected annual tax benefit attributable to it to offset or reduce its current or deferred income tax expense, Genzyme may allocate the tax benefit to the other divisions in proportion to their taxable income without any compensating payment or allocation.

ACQUISITIONS OF PROGRAMS, PRODUCTS OR ASSETS

    If Genzyme acquires any programs, products or assets from a third party, it will allocate among its divisions the aggregate cost of the acquisition and the programs, products or assets acquired. In the case of material acquisitions, Genzyme will make the allocation in a manner that its board determines to be fair and reasonable to each division and to holders of the common stock representing each division, taking into account matters that its board and its financial advisors, if any, deem relevant. Genzyme's policies provide that the determinations by its board will be final and binding on all holders of common stock.

DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS

    If Genzyme disposes of any programs, products or assets that do not consist of all or substantially all of the assets allocated to a division, it will allocate all proceeds to the division to which the program, product or asset had been allocated. If a program, product or asset was allocated to more than one division, Genzyme will allocate the proceeds among the divisions based on their interests in the program, product or asset. Genzyme will make the allocation in a manner that its board determines to be fair and reasonable to each of the divisions and to holders of the common stock representing each of the divisions, taking into account matters that its board and its financial advisors, if any, deem relevant. Genzyme's policies provide that the determinations by its board will be final and binding on all holders of common stock.

INTERDIVISIONAL ASSET TRANSFERS

    Genzyme's board may at any time reallocate any program, product or other asset from one division to any other division. It will make reallocations at fair market value, determined by its board, taking into account the following criteria in the case of a program under development:

    - the commercial potential of the program;

    - the phase of clinical development of the program;

    - the expenses associated with realizing any income from the program and the likelihood and timing of the realization; and

    - other matters that Genzyme's board and its financial advisors, if any, deem relevant.

    One division may pay another division for a reallocation with cash or other consideration with a value equal to the fair market value of the reallocated assets. In the case of a reallocation of assets from Genzyme General to another division, Genzyme's board may elect instead to account for the reallocation as an increase in the designated shares representing the division to which the assets are reallocated in accordance with the provisions of Genzyme's charter.

    These policies regarding transfers of assets between divisions will not be changed by Genzyme's board without the approval of the holders of the common stock representing each of the divisions voting as a separate class. If, however, the policy change affects one or more, but not all of the divisions, only holders of shares of the affected division(s) will be entitled to vote on the matter.

OTHER INTERDIVISIONAL TRANSACTIONS

    Genzyme's divisions may engage in transactions directly with one or more other divisions or jointly with one or more other divisions and one or more third parties. These transactions may include agreements by one division to provide products and services for use by another division, license agreements and joint ventures or other collaborative arrangements involving more than one division to develop new products and services jointly and with third parties. The division providing the products or services does not recognize revenue unless the division provides those products or services to unrelated third parties as part of its ordinary conduct of business. The transactions will be subject to the following conditions:

    - Genzyme will charge research and development (including clinical and regulatory support), distribution, sales, marketing, and general and administrative services (including allocated space) performed by one division for another division to the division for which the services are performed on a cost basis. It charges all direct expenses to the division that has incurred the expenses. It will allocate direct labor and indirect costs in reasonable and consistent manners based on the use by a division of relevant services.

    - Genzyme will charge the manufacturing of goods and services by one division exclusively for another division to the division for which it is performed on a cost basis. It will include in manufacturing costs an interest charge on the gross fixed assets used in the manufacturing process. It will determine gross fixed assets for the facility used at the beginning of each fiscal year. The interest rate will be Genzyme's short term borrowing rate at the beginning of each fiscal year. Genzyme will allocate direct labor and indirect costs in reasonable and consistent manners based on the benefit received by a division of related goods and services.

    - Other than transactions involving research and development, distribution, sales, marketing, general and administrative services, which are addressed above, all interdivisional transactions will be on terms and conditions obtainable in arm's length transactions with third parties.

    - Genzyme's board must approve interdivisional transactions that are performed on terms and conditions other than as described above and that are material to one or more of the participating divisions. In giving its approval, Genzyme's board must determine that the transaction is fair and reasonable to each participating division and to holders of the common stock representing each participating division.

    - Divisions may make loans to other divisions. Any loan of $1 million or less will mature within 18 months and interest will accrue at the best borrowing rate available to Genzyme for a loan of a similar type and duration. Genzyme's board must approve any loan in excess of $1 million. In giving its approval, the board must determine that the material terms of such loan, including the interest rate and maturity date, are fair and reasonable to each participating division and to holders of the common stock representing each such division.

    - All material interdivisional transactions will be set forth in a written agreement signed by an authorized member of the management team of each division involved in the transaction.

ACCESS TO TECHNOLOGY AND KNOW-HOW

    Each division will have unrestricted access to all of Genzyme's technology and know-how that may be useful in that division's business, subject to any obligations or limitations that apply to the company.

DISPOSITION OF DESIGNATED SHARES OF GZMO STOCK, GZSP STOCK AND GZTR STOCK

    Genzyme's board may from time to time and in its sole discretion dispose of designated shares of GZMO Stock, GZSP Stock and GZTR Stock in the following manner:

    - issue the designated shares upon the exercise or conversion of outstanding stock options, warrants or convertible securities allocated to Genzyme General;

    - sell the designated shares for any valid purpose, subject to the restrictions set forth in Genzyme's policy entitled "Issuance and Sale of Additional Shares of Common Stock"; and

    - distribute the designated shares as a dividend to the holders of shares of GENZ Stock.

GZMO DESIGNATED SHARES

    Genzyme will distribute substantially all of the designated shares of GZMO Stock to holders of record of GENZ Stock, if as of November 30 of each year, the number of GZMO designated shares exceeds 10% of the number of shares of GZMO stock then issued and outstanding. Genzyme will, however, reserve for issuance a number of shares equal to the sum of:

    - the number of GZMO designated shares reserved for issuance with respect to securities convertible into GENZ Stock which include stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GENZ Stock, then outstanding as a result of anti-dilution adjustments required by the terms of these instruments or approved by Genzyme's board, plus

    - the number of GZMO designated shares reserved by Genzyme's board as of that date for sale not later than six months afterwards, with the proceeds to be allocated to Genzyme General.

GZSP DESIGNATED SHARES

    Genzyme will distribute substantially all of the designated shares of GZSP Stock to holders of record of GENZ Stock if, as of June 30 of each year, the number of GZSP designated shares exceeds 10% of the number of shares of GZSP Stock then issued and outstanding. Genzyme will, however, reserve a number of shares equal to the sum of:

    - the number of GZSP designated shares reserved for issuance with respect to securities convertible into GENZ Stock then outstanding as a result of anti-dilution adjustments required by the terms of these instruments or approved by Genzyme's board, plus

    - the number of GZSP designated shares reserved by Genzyme's board as of that date for sale not later than six months afterwards, with the proceeds to be allocated to Genzyme General.

GZTR DESIGNATED SHARES

    Genzyme will distribute substantially all designated shares of GZTR Stock to holders of record of GENZ Stock, if as of May 31 of each year, the number of GZTR designated shares exceeds 10% of the number of shares of GZTR stock then issued and outstanding. Genzyme will, however, reserve for issuance a number of shares equal to the sum of:

    - the number of GZTR designated shares reserved for issuance with respect to securities convertible into GENZ Stock then outstanding as a result of anti-dilution adjustments required by the terms of these instruments or approved by Genzyme's board, plus

    - the number of GZTR designated shares reserved by Genzyme's board as of that date for sale not later than six months afterwards, with the proceeds to be allocated to Genzyme General.

ISSUANCE AND SALE OF ADDITIONAL SHARES OF COMMON STOCK

    When Genzyme issues additional shares of its common stock, it will identify both:

    - the number of shares issued and sold for the account of the division to which they relate and the corresponding proceeds, which Genzyme will allocate to and reflect in the financial statements of that division; and

    - the number of shares issued and sold for the account of Genzyme General, which will reduce the number of designated shares of that division.

    Genzyme will not, however, sell any designated shares of a division, except upon exercise or conversion of options, warrants or convertible securities issued by Genzyme General that were adjusted as a result of a dividend of GZSP Stock, GZMO Stock and GZTR Stock paid to holders of GENZ Stock, unless either:

    - Genzyme's board determines that the division has sufficient cash to fund its operations for at least the next 12 months; or

    - Genzyme is then selling shares of a division for that division's own account in an amount that will produce proceeds sufficient to fund that division's cash needs for the next 12 months.

OPEN MARKET PURCHASES OF SHARES OF COMMON STOCK

    Genzyme may purchase its common stock in the open market in accordance with applicable securities law requirements. Genzyme will not, however, purchase its GZMO Stock, GZSP Stock or GZTR Stock if, as an immediate result, the number of that series' designated shares will exceed 60% of the sum of the number of that series' shares outstanding and the number of its designated shares. Additionally, Genzyme may not, within 90 days of any open market purchase of shares of any of those series, exercise the right provided under its charter to exchange shares of that series for cash and/or shares of GENZ Stock.

CLASS VOTING

    Where Genzyme has provided that the approval of one of its series of common stock is required to take any action pursuant to these policies or Genzyme's charter, the requirement may be satisfied if the action is approved by a majority of the votes cast at a meeting of that series at which a quorum is present. This is in addition to any stockholder approval required by Massachusetts law.

NON-COMPETE

    Genzyme's divisions may not materially engage in each other's principal businesses other than through joint ventures or other collaborative arrangements involving more than one division to develop new products and services jointly and with third parties. These permissible transactions are subject to the conditions set forth in Genzyme's policy entitled "Interdivisional Asset Transfers." The divisions may compete in a business which is not a principal business of another division. Genzyme's board may determine in its good faith business judgment whether particular activities of one division constitute a material engagement in the principal businesses of another division.

CORPORATE OPPORTUNITIES

    Genzyme's board will review any matter which involves the allocation of a material corporate opportunity to any of the divisions, or in part to one division and in part to another division. The board will make its determination with regard to the allocation and benefit of an opportunity in accordance with its good faith business judgment of the best interests of Genzyme and all of its stockholders as a whole. In making this allocation, the board may consider, among other factors:

    - whether a particular corporate opportunity is principally related to the business of a particular division;

    - whether one division, because of its managerial or operational expertise, will be better positioned to undertake the corporate opportunity;

    - whether one division, because of its allocated financial resources, will be better positioned to undertake the corporate opportunity; and

    - existing contractual agreements and restrictions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS:

           Exhibit
              No.                   Description
           -------                  -----------

           1. Restated Articles of Organization of the Registrant. Filed herewith.

           2. By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-14680), and incorporated herein by reference.

           3. Management and Accounting Policies Governing the Relationship of Genzyme Divisions. Filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GENZYME CORPORATION



Dated:    June 30, 2000             By:  /s/ Michael Wyzga
                                         ---------------------------------------
                                           Michael Wyzga, Senior Vice President
                                           and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
   NO.            DESCRIPTION
-------           -----------

1.   Restated Articles of Organization of the Registrant. Filed herewith.

2. By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-14680), and incorporated herein by reference.

3. Management and Accounting Policies Governing the Relationship of Genzyme Divisions. Filed herewith.








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